Oryon Technologies Announces Strategic Investment By EFL Tech For Global EL Business Expansion

-	Combines extensive Electroluminescent (EL) patent portfolios under Oryon

-	Assigns worldwide EL licensing and manufacturing to Oryon

-	Provides operating capital and equipment for growth

DALLAS, Jan. 24, 2014 /PRNewswire/ -- Oryon Technologies, Inc. (OTCQB : ORYN), an innovator of next-generation flexible lighting technology marketed as ELastoLite®, has entered into a multi-faceted strategic transaction with Netherlands-based EFL Tech that combines their worldwide EL business activities and operations under Oryon. The transaction significantly extends Oryon's reach into international wearable technology and related information display markets.

Oryon Technologies has established a leading reputation in active personal lighting systems. Its patented electroluminescent (EL) technology combines flexible printed circuitry with advanced elastomeric lamps. ELastoLite® enables thin durable lighting systems that are flexible, crushable and washable. It is incorporated into smart textiles and gear used in low light environments, and molded into plastics or substrates for automotive, biomedical and security applications, among others.

EFL Tech is a global technology company and a premier developer and licensor of printed electronics based on electroluminescent (EL), electrochromic (EC) and transparent organic photovoltaic (TOPV) technology. Its solutions can produce energy-efficient, self-powered, low- cost printed and flexible electronic displays and smart signage. "We are a leading company in the global licensing of innovative technologies," explained Alex Hatzimihail, EFL Tech CEO. "The Oryon relationship accelerates plans to meet growing global interest in EL lighting applications and smart wearable technology."

The transaction encompasses operating capital, board composition, patent portfolios, product manufacturing and global business activity. Specifically:

- EFL Tech is providing Oryon $1.5 million of financing. At closing on January 21, 2014, the first installment of $1.0 million was paid, to be followed by $ 0.5 million by March 31, 2014. Oryon will use a portion of the proceeds for the repayment of debt;

- As part of the EFL Tech transaction, approximately $817,375 of indebtedness was exchanged for 19,267,010 shares of Oryon common stock plus cash payments aggregating $122,125;

- Oryon issued EFL Tech 85,271,779 shares of common stock at closing, representing 51 percent of issued and outstanding stock. Additional shares of Oryon stock will be issued to EFL Tech as further funding is received by March 31, 2014. At that point, EFL Tech will hold 75 percent of Oryon common stock on a fully diluted basis;

- Following the transaction, Mark Pape and Jon Ross resigned from Oryon's Board. EFL Tech has the right to nominate four board appointments after all funding has occurred. Dr. Clifton Shen was approved on January 21, 2014 to fill one of the vacancies;

- Oryon's CEO, Thomas Schaeffer, retains that position, although he has resigned the title of President. At this point, that position has not been filled.

The agreement also entails:

•	Combining EFL's sizeable EL patent holdings with Oryon's already extensive international EL patent portfolio, under an exclusive worldwide license covering all EL-related patents, trademarks and other intellectual property. The license is royalty-free. Meanwhile, Oryon's patents, trademarks and IP remain with it;
•	Leasing of certain EL printing equipment (acquired by EFL Tech from Bayer Material Science AG and valued at $1.5 million) at no cost to Oryon;
•	Control by Oryon of all EFL worldwide EL-related business and licensing activity, with Oryon the contracting party for licensing, manufacturing and sales of EL products to customers.

Oryon joins the EFL Tech global network with offices currently in the UK, Netherlands, Australia and the U.S. "The EFL relationship will enlarge Oryon's overall presence and leadership position in EL," remarked Thomas Schaeffer, CEO. "It underscores the immediate opportunity and the tremendous potential in active lighting, wearable technology, accessories and displays worldwide."

The combined technology portfolio is supported by EFL Tech USA in Los Angeles. Led by Dr. Clifton Shen, Chief Scientific Officer, the center will have significant advanced research and prototyping capability in-house and through an extensive university outreach program, particularly in the areas of advanced materials and their applications in printed electronics, displays, energy harvesting and others.

About Oryon

Oryon Technologies, Inc. ( OTCQB : ORYN ) is a research, development and applications engineering company that has developed multiple patents relating to electroluminescent ("EL") lighting trademarked as "ELastoLite". ELastoLite® enables thin, flexible, crushable, water-resistant lighting systems that can be incorporated into a wide range of applications such as safety apparel, sporting gear, shoes, membrane switches, signage and displays among others. Market areas include: industrial, municipal safety; military, medical and automotive. Learn more atwww.oryontech.com or contact info@oryontech.com.

About EFL Tech

Founded in 2008, EFL Tech is an advanced technology company based in The Netherlands providing solutions for Transparent Organic Photovoltaics (TOPV), Electroluminescence (EL), and electrochromics (EC) that are truly at the forefront of science and technology development. EFL Tech is a world-leading developer of printed electronic products based on EL, EC and TOPV. Integrating those three technologies, the company provides customers/manufacturers with the solutions to produce energy efficient, self-powered, low-cost, printed and flexible electronic displays and related products. EFL Tech applies both scientific and technical skills in device engineering, materials science process development as well as business strategy, innovative process management and product marketing to deliver the best solutions to clients with the highest standards. EFL Tech has a world class licensing program that provides all necessary support to licensees to deliver ground-breaking solutions to their clients. Currently the company is establishing strategic partnerships, alliances and collaborations with universities, companies and industries worldwide. For more information visit www.efltech.com or contact info@efltech.com.

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